UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2009

PERVASIVE SOFTWARE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23043	74-2693793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12365 Riata Trace Parkway

Building B, Austin, Texas 78727

(Address of principal executive offices, including zip code)

(512) 231-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Attached hereto as Exhibit 99.1 is the text of the registrant’s press release, dated July 21, 2009, regarding, among other things, financial results for the registrant’s fourth fiscal quarter and fiscal year ended June 30, 2009.

The information pursuant to Item 2.02 in this Current Report on Form 8-K is being furnished as contemplated by General Instruction B(2) of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 8.01	Other Events

The press release also announces that the registrant has entered into a definitive agreement to acquire assets of Greenville, South Carolina-based ChanneLinx, Inc., a privately held business-to-business Web-based data interchange (Web DI) technology company. The transaction is expected to be completed during the quarter ending September 30, 2009 for total consideration of approximately $2.6 million in cash.

The portions of the press release discussing the registrant’s pending acquisition of ChanneLinx, Inc. are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Pervasive Software Inc. Press Release dated July 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERVASIVE SOFTWARE INC.

By:	/s/ Randy Jonkers
Randy Jonkers
Chief Financial Officer

Date: July 21, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Pervasive Software Inc. Press Release dated July 21, 2009